Exhibit 99.1

UNION PACIFIC CORPORATION ANNOUNCES EXPIRATION OF EXCHANGE OFFERS

FOR IMMEDIATE RELEASE

OMAHA, Neb. – Sept. 30, 2016  – Union Pacific Corporation (NYSE: UNP; and “Union Pacific” or the “Corporation”) today announced the expiration of its private offers to exchange certain of its outstanding notes and debentures referenced in the table below for a combination of 3.799% Notes due 2051 (the “New Notes”) and cash (the “Exchange Offers”).  The outstanding notes and debentures to be exchanged pursuant to the Exchange Offers are collectively referred to as the “Existing Notes.”  The Exchange Offers, which commenced on September 1, 2016, expired at 11:59 p.m., New York City time on September 29, 2016 (the “Expiration Date”).  According to information provided by the exchange agent for the Exchange Offers, Union Pacific received valid tenders from holders of $1,006,444,000 aggregate principal amount of Existing Notes.  On October 4, 2016, Union Pacific expects to deliver an aggregate principal amount of $1,044,261,000 of New Notes and will pay an aggregate of $182,637,378.86 cash consideration for the Existing Notes accepted for exchange, as described in greater detail in the table below, plus accrued and unpaid interest on such Existing Notes and cash in lieu of fractional amounts of the New Notes.

The table below shows the principal amount of each series of Existing Notes that has been tendered pursuant to the Exchange Offers as of the Expiration Date and the principal amount of New Notes and cash to be delivered for each series of Existing Notes accepted for exchange pursuant to the Exchange Offers (not including accrued and unpaid interest on such Existing Notes or cash in lieu of fractional amounts of the New Notes).

		Aggregate Principal	Principal Amount of Existing Notes	Principal Amount to be Delivered
CUSIP Number	Title of Series	Amount Outstanding	Tendered for Exchange	New Notes	Cash Payment
907818DX3	4.850% Notes due 2044	$300,000,000	$153,947,000	$153,947,000	$33,220,223.13
907818DT2	4.821% Notes due 2044	$700,000,000	$372,817,000	$410,014,000	$40,659,300.19
907818DU9	4.750% Notes due 2043	$500,000,000	$204,324,000	$204,324,000	$40,121,060.64
907818DJ4	4.750% Notes due 2041	$500,000,000	$175,394,000	$175,394,000	$34,235,154.86
907818DE5 907818DF2	5.780% Notes due 2040	$89,545,000	$4,151,000	$4,771,000	$856,143.75
907818CX4	6.150% Debentures due 2037	$112,414,000	$2,444,000	$2,444,000	$922,536.68
907818CU0	6.250% Debentures due 2034	$230,929,000	$51,857,000	$51,857,000	$19,022,703.31

		Aggregate Principal	Principal Amount of Existing Notes	Principal Amount to be Delivered
CUSIP Number	Title of Series	Amount Outstanding	Tendered for Exchange	New Notes	Cash Payment
907818CS5	5.375% Debentures due 2033	$200,000,000	$15,246,000	$15,246,000	$3,807,078.66
907818BY3	7.125% Debentures due 2028	$177,060,000	$1,500,000	$1,500,000	$599,295.00
907818CF3	6.625% Debentures due 2029	$423,040,000	$24,764,000	$24,764,000	$9,193,882.64

Based on the amount of Existing Notes tendered in the Exchange Offers and in accordance with the terms of the Exchange Offers, Union Pacific accepted all of the Existing Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, as set forth above.

The Exchange Offers were conducted upon the terms and subject to the conditions set forth in the offering memorandum dated September 1, 2016 and the related letter of transmittal.  The Exchange Offers were only made to a holder of the Existing Notes who certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security.  The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Investor contact:  Gary Grosz at 402-544-6175 or gwgrosz@up.com.

Media contact:  Calli Hite at 402-544-3026 or callihite@up.com.

FORWARD-LOOKING STATEMENTS

This press release and related materials (including information in oral statements or other written statements made or to be made by us), may contain statements that are, or will be, forward‑looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward‑looking statements and information also generally include, without limitation, any other statements or information regarding: expectations as to operational or service improvements; expectations regarding the effectiveness of steps taken or to be taken to improve operations, service, infrastructure improvements, and transportation plan modifications; expectations as to cost savings, revenue growth, and earnings; the time by which goals, targets, or objectives will be achieved; projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results, future economic performance and general economic conditions; proposed new products and services; estimates of costs relating to environmental remediation and restoration; estimates and expectations regarding tax matters, expectations that claims, litigation, environmental costs, commitments, contingent liabilities, labor negotiations or agreements or other matters will not have a material adverse effect on the Corporation’s consolidated results of operations, financial condition, or liquidity and any other similar expressions concerning matters that are not historical facts.

Forward‑looking statements and information reflect the good faith consideration by management of currently available information, and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward‑looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control. The Risk Factors in Item 1A of the Corporation’s 2015 Annual Report on Form 10-K, filed February 5, 2016, could affect the Corporation’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward‑looking statements, and this press release should be read in conjunction with these Risk Factors. To the extent circumstances require or the Corporation deems it otherwise necessary, the Corporation will update or amend these risk factors in a Form 10-Q or Form 8-K. Forward‑looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward‑looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Forward‑looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward‑looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward‑looking information. If the Corporation does update one or more forward‑looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward‑looking statements.